Exhibit 99.1

FOR IMMEDIATE RELEASE

August 13, 2014

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

NTN Buzztime, Inc. Announces Second Quarter 2014 Results

CARLSBAD, Calif., August 13, 2014 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced results for the second quarter ended June 30, 2014.

“We are pleased to report that during the second quarter, we continued to roll-out BEOND, having installed the BEOND platform in 243 additional locations putting us at 676 BEOND installations as of June 30, 2014, 419 of which are Buffalo Wild Wings. In five of these locations, we continue to test premium entertainment options that, based on the encouraging results we’re seeing, represents a significant opportunity to generate consumer revenue once available to all BEOND locations,” said Buzztime CEO, Jeffrey Berg. “Additionally, the organizational changes we recently announced will allow us to deliver new entertainment experiences to support our mission to entertain consumers in ways that create long-term value for our merchants,” continued Mr. Berg.

Results for the Second Quarter Ended June 30, 2014

Revenues for the second quarter of 2014 grew 24% year over year to $6.9 million compared to $5.5 million for the same period in 2013. Direct costs increased to $2.8 million for the second quarter of 2014 from $1.5 million for the same period of 2013 due in part to additional equipment related costs incurred as we deploy the BEOND platform.

Selling, general and administrative expenses increased $0.6 million, or 16%, to $4.6 million for the second quarter of 2014 from $4.0 million for the same period in 2013.

Impairment of capitalized software was $0.6 million for the second quarter of 2014 compared to $27,000 for the same period in 2013.

Net loss for the second quarter of 2014 was $1.3 million, or $0.02 per share, compared to net loss of $0.1 million or $0.00 per share in the same period a year ago. Excluding the non-recurring impairment charge of capitalized software, our net loss would have been $0.7 million or $0.01 per share.

As of June 30, 2014, the Company had $11.2 million in cash and cash equivalents compared to $5.5 million as of December 31, 2013.

The Company ended the second quarter of 2014 with 3,103 subscribing venues, compared to 3,352 as of June 30, 2013.

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Conference Call

Management will review the second quarter financial results in a conference call today, August 13, 2014, at 4:30 p.m. ET.

To access the conference call, please dial (877) 307-1373, if calling from the United States or Canada, or (678) 224-7873, if calling internationally, and use passcode 84689998. A replay of the call will be available until August 20, 2014, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 84689998 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, new revenue, customer development and growth plans, improved customer and consumer satisfaction and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 5 million player registrations on the Buzztime platform and over 50 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$11,164	$5,455
Accounts receivable, net	884	641
Prepaid expenses and other current assets	3,407	1,822
Total current assets	15,455	7,918

Broadcast equipment and fixed assets, net	3,423	3,237
Software development costs, net	1,477	2,317
Deferred costs	908	562
Goodwill	1,181	1,179
Intangible assets, net	48	160
Other assets	84	84
Total assets	$22,576	$15,457

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$797	$553
Accrued compensation	613	647
Accrued expenses	730	660
Sales taxes payable	165	181
Income taxes payable	61	81
Notes payable—current portion	1,454	631
Obligations under capital leases—current portion	27	25
Deferred revenue	1,374	593
Other current liabilities	153	237
Total current liabilities	5,374	3,608

Notes payable, excluding current portion	2,265	962
Obligations under capital leases, excluding current portion	44	58
Deferred revenue, excluding current portion	412	798
Deferred rent	765	829
Total liabilities	8,860	6,255

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at June 30, 2014 and December 31, 2013	1	1
Common stock, $.005 par value, 168,000 shares authorized at June 30, 2014 and December 31, 2013; 91,663 and 78,649 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	458	393
Treasury stock, at cost, 503 shares at June 30, 2014 and December 31, 2013	(456)	(456)
Additional paid-in capital	127,881	121,432
Accumulated deficit	(114,804)	(112,799)
Accumulated other comprehensive income	636	631

Total shareholders’ equity	13,716	9,202

Total liabilities and shareholders’ equity	$22,576	$15,457

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$6,873	$5,532	$13,291	$11,648

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,806	1,485	5,336	3,485
Selling, general and administrative	4,577	3,955	8,945	8,173
Impairment of capitalized software	639	27	661	92
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	151	180	303	379

Total operating expenses	8,173	5,647	15,245	12,129

Operating loss	(1,300)	(115)	(1,954)	(481)
Other (expense) income, net	(51)	21	(36)	26

Loss before income taxes	(1,351)	(94)	(1,990)	(455)
Benefit (provision) for income taxes	3	(5)	(7)	(13)

Net loss	$(1,348)	$(99)	$(1,997)	$(468)

Net loss per common share – basic and diluted	$(0.02)	$(0.00)	$(0.02)	$(0.01)

Weighted average shares outstanding – basic and diluted	88,831	71,062	83,534	70,962

Comprehensive loss
Net loss	$(1,348)	$(99)	(1,997)	(468)
Foreign currency translation adjustment	67	$(65)	4	(107)

Total comprehensive loss	$(1,281)	$(164)	$(1,993)	$(575)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Six months ended June 30,
	2014	2013
Cash flows (used in) provided by operating activities:
Net loss	$(1,997)	$(468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,375	1,483
Provision for doubtful accounts	41	11
Stock-based compensation	111	53
Issuance of common stock to consultant in lieu of cash payment	30	–
Impairment of capitalized software	661	92
Loss from disposition of equipment	1	–
Changes in assets and liabilities:
Accounts receivable	(285)	120
Prepaid expenses and other assets	(2,074)	(360)
Accounts payable and accrued liabilities	182	(333)
Income taxes payable	(20)	(10)
Deferred costs	(346)	151
Deferred revenue	395	(372)
Deferred rent	(64)	(56)

Net cash (used in) provided by operating activities	$(1,990)	311
Cash flows used in investing activities:
Capital expenditures	(485)	(250)
Software development expenditures	(295)	(794)

Net cash used in investing activities	(780)	(1,044)
Cash flows provided by (used in) financing activities:
Proceeds from public offering of common stock, net	6,369	–
Proceeds from notes payable	3,023	128
Payments on notes payable	(898)	(20)
Principal payments on capital leases	(12)	(72)
Proceeds from exercise of stock options	23	–
Tax withholding related to net-share settlements of restricted stock units	(27)	(7)

Net cash provided by financing activities	8,478	29

Net increase (decrease) in cash and cash equivalents	5,708	(704)

Effect of exchange rate on cash	1	(44)

Cash and cash equivalents at beginning of period	5,455	2,721

Cash and cash equivalents at end of period	$11,164	$1,973

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to EBITDA:

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
Net loss per GAAP	$(1,348)	$(99)	$(1,997)	$(468)
Interest expense, net	40	5	64	12
Income tax (benefit) provision	(3)	5	7	13
Depreciation and amortization	690	694	1,375	1,483
EBITDA	$(621)	$605	$(551)	$1,040

Net Loss Excluding Non-Recurring Impairment Charges of Capitalized Software

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to net loss excluding non-recurring impairment charges of capitalized software is included in the supplemental table below. Net loss excluding non-recurring impairment charges of capitalized software is not intended to represent a measure of performance in accordance with GAAP, but it is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime.

The following table reconciles our net loss per GAAP (in thousands) to net loss excluding non-recurring impairment charges of capitalized software:

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
Net loss per GAAP	$(1,348)	$(99)	$(1,997)	$(468)
Impairment of capitalized software	639	27	661	92
Net loss excluding non-recurring impairment charges of capitalized software	$(709)	$(72)	$(1,336)	$(376)

Net loss per common share - basic and diluted per GAAP	$(0.02)	$(0.00)	$(0.02)	$(0.01)

Net loss per common share - basic and diluted excluding non-recurring impairment charges of capitalized software	$(0.01)	$(0.00)	$(0.02)	$(0.01)

Weighted average shares outstanding - basic and diluted	88,831	71,062	83,534	70,962

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